Exhibit 99

               AEP Reports Second-Quarter Ongoing EPS of $0.44,
         Reaffirms 2003 Ongoing Guidance of $2.20 to $2.40 Per Share

    COLUMBUS, Ohio, July 30 /PRNewswire-FirstCall/ -- American Electric Power (NYSE: AEP) today reported 2003 second-quarter ongoing earnings of $0.44 per share and remains on target to meet its earnings guidance for 2003 despite unfavorable weather that reduced electricity demand. Ongoing earnings for second-quarter 2002 were $0.56 per share.

    The second-quarter 2003 per-share results reflect the dilutive effect of additional shares outstanding, which reduced ongoing earnings by $0.09 per share when compared to the prior period. Comparisons with the prior period also are affected by the sale of SEEBOARD in the UK, which added $25 million, or $0.08 per share, to ongoing earnings in last year's second quarter before being divested in July 2002. Weather adversely affected ongoing earnings $0.06 per share year-to-year for the quarter.

    "Our ongoing earnings for the first six months of 2003 are $1.05 per share, including a $0.14 per share dilutive effect of additional shares outstanding in the period. This has us on pace for 2003 ongoing earnings in the $2.20 to $2.40 per share range, as we anticipated prior to the start of the year," said E. Linn Draper Jr., AEP's chairman, president and chief executive officer.

    Results were:

                                Second quarter              Six months
                                 ended June 30             ended June 30

                             2002     2003  Variance   2002     2003  Variance

    Revenue ($ in billions)    3.6      3.7     0.1      6.6      7.7     1.1
    Earnings ($ in millions):
        Ongoing              181.6    174.9    (6.7)   371.0    393.1    22.1
        As reported           61.9    175.3   113.4   (107.0)   615.4   722.4
    EPS ($):
        Ongoing               0.56     0.44   (0.12)    1.15     1.05   (0.10)
        As reported           0.19     0.44    0.25    (0.33)    1.64    1.97


    Ongoing and as-reported EPS for second-quarter 2003 are based on an average of approximately 395 million shares outstanding, compared to an average of approximately 326 million shares outstanding for the same period in 2002. Year-to-date 2003 ongoing and as-reported EPS are based on an average of approximately 376 million shares outstanding, compared to an average
324 million shares outstanding for the same period in 2002.

    AEP's as-reported earnings are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and represent the company's earnings as reported to the Securities and Exchange Commission. AEP's management believes that the company's ongoing earnings data, or as-reported earnings adjusted for certain items as described in the news release and charts, provides a more meaningful representation of the company's performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP's board of directors.

    The one item excluded from second-quarter 2003 ongoing earnings is a $433,326 nonrecurring gain on the disposition of Nordic trading operations.
A full reconciliation of items contributing to the difference between ongoing and as-reported earnings for this period and comparable prior periods is included in the charts at the end of this news release.

                          ONGOING RESULTS BY SEGMENT
                    ($ in millions except per share data;
           EPS based on 326mm shares in 2002, 395mm shares in 2003)

                             Q2 2002      EPS     Q2 2003      EPS
    Utility operations         237       0.73       225        0.57
    Investments                (47)     (0.14)      (47)      (0.12)
    Parent company              (8)     (0.03)       (3)      (0.01)

    Weather, the economy and outages at AEP's Donald C. Cook Nuclear Plant and the partially owned South Texas Project Nuclear Plant were key factors in the performance of AEP's utility operations.

    "The Midwest weather was extraordinarily mild in the second quarter, with average temperatures well below normal and significantly below last year," Draper said. "This reduced residential demand. Temperatures in our western states were a bit above normal, but still below last year.

    "We're also seeing continued pressure on industrial demand, evidence of a slower-than-expected economic recovery. Industrial load was down almost
5 percent from last year's second quarter, continuing a decline that began in 2001," Draper said.

    The Cook plant was forced out of service in late April because of a massive influx of fish in the plant's cooling water system. Unit 1 returned to service in late May, but Unit 2 continued into a planned 35-day refueling outage and returned to service June 20. South Texas Project's Unit 1 was taken out of service in mid-April when a small quantity of boric acid residue was found inside the Unit 1 reactor containment building. South Texas Project Nuclear Operating Co., the plant's manager, completed repairs in early July and is seeking approval from the Nuclear Regulatory Commission for a late summer restart. AEP owns 25.2 percent of South Texas Project. The outages at the two nuclear plants resulted in higher fuel and purchased power costs in the quarter for AEP.

    "While the quarter and year-to-date results from utility operations, our core businesses, and from investments are within our expectations, losses from investments continue to reduce earnings," Draper said. "We did see some improvements in the second quarter, specifically in our operations in the United Kingdom, but this hasn't altered our plan to divest non-core assets."

    In January, AEP said it would divest non-core assets and focus on the core utility businesses. AEP has selected advisors to assist with developing a plan of divestiture for its Louisiana Intrastate Gas holdings, coal mines and independent power plants (IPPs). The company sold one of its IPPs, the 85-megawatt Newgulf plant in Texas, in May for $7 million. AEP continues to review options for other non-core assets.

                   ONGOING RESULTS FROM UTILITY OPERATIONS
                    ($ in millions except per share data;
           EPS based on 326mm shares in 2002, 395mm shares in 2003)

                                                   Q2 2002   Q2 2003  Variance
    Retail Margin - Regulated Integrated Utilities    679      615      (64)
    Ohio Companies                                    463      448      (15)
    Texas Wires                                       115      174       59
    Texas Supply/REP                                  124       86      (38)
    FERC Municipal and Co-op Customers                 60       59       (1)
    System Sales                                      118      119        1
    Other Wholesale Transactions                        8       (2)     (10)
    Transmission Revenue - 3rd Party                  114      116        2
    Other Operating Revenue                            75       86       11
       Total Gross Margin                           1,756    1,701      (55)
    Operations & Maintenance                         (754)    (734)      20
    Depreciation & Amortization                      (320)    (313)       7
    Taxes Other Than Federal Income Taxes            (174)    (162)      12
    Capital Cost and Other                           (140)    (157)     (17)
    Federal Income Taxes                             (131)    (110)      21
       Ongoing Net Earnings Utility Operations        237      225      (12)
       Ongoing Earnings Per Share                    0.73     0.57    (0.16)

    The impact of weather, the continued weak economy and costs associated with the Cook outage were primary factors in reduced earnings from regulated integrated utilities.

    The Ohio companies also recorded lower demand, again attributable to mild weather and the economy, which reduced earnings.

    The gain in earnings from Texas wires is primarily attributed to $52.4 million in non-cash earnings associated with stranded cost recovery in Texas, which reflects the difference between the actual price received from the state-mandated auction of 15 percent of generation capacity and the earlier estimate of market prices derived from the Public Utility Commission of Texas (PUCT) model. It has been established as a regulatory asset that is recoverable through the 2004 true-up process established by deregulation laws in Texas. In 2002, these non-cash earnings were not recorded until the fourth quarter.

    The decline in earnings from Texas supply reflects the South Texas Project outage, higher fuel costs and a separate provision for the potential disallowance by the PUCT of fuel expenses. The Texas supply results include the gross margin for output of generating units in the Electric Reliability Council of Texas (ERCOT) and from "reliability must run" (RMR) contracts with ERCOT for generating units scheduled to be mothballed by AEP. The 2002 results also included margins from two retail electricity providers that were sold to Centrica in December 2002.

    Earnings from FERC municipal and co-op customers, system sales and third-party transmission were essentially flat from period to period.

    The transition electric trading book, associated with AEP's decision to exit from markets where it doesn't own assets, is included in other wholesale transactions. The 2003 results, which reflect AEP's "flattened" positions in those markets, are compared to gains in second-quarter 2002 when AEP was an active participant.

                       ONGOING RESULTS FROM INVESTMENTS
                    ($ in millions except per share data;
           EPS based on 326mm shares in 2002, 395mm shares in 2003)

                                               Q2 2002    Q2 2003   Variance
    AEP Energy Services,
     includes Gas HoldCo (HPL & LIG)             (32)       (24)         8
    MEMCO                                          2          1         (1)
    AEP Coal                                      (1)        (1)         0
    UK Generation, includes European
     and Nordic Trading net earnings             (12)         3         15
    Independent Power Plants and Wind Farms       (4)        (2)         2
    AEP Resources - Other                        (20)       (11)         9
    SEEBOARD (sale closed 7/29/2002)              25         --        (25)
    CitiPower (sale closed 8/30/2002)              0         --          0
    AEP Communications                            (9)        (4)         5
    CSW International                             (1)         0          1
    Other                                          5         (9)       (14)
        Ongoing Total Investments                (47)       (47)         0
        Ongoing Earnings Per Share             (0.14)     (0.12)      0.02

    A profitable quarter by UK generation and reduced losses in other areas helped AEP offset the prior-period earnings contribution from SEEBOARD, a UK regional electric company sold by AEP in July 2002.

    "The improved performance by our UK operations was driven primarily by a strong quarter from our coal and freight procurement group and reduced interest expense, as the debt associated with the UK plants was retired in early April," Draper said. "We have seen better mid-term power prices, but significant liquidity issues in the UK market and the uncertain environmental regulations are still concerns, so we expect this market to remain a difficult one in the foreseeable future."

    AEP Energy Services, which includes the company's gas business, experienced a $24 million loss for the quarter as compared to a loss of $32 million during the comparable period in 2002.

    American Electric Power owns and operates more than 42,000 megawatts of generating capacity in the United States and select international markets and is the largest electricity generator in the U.S. AEP is also one of the largest electric utilities in the United States, with almost 5 million customers linked to AEP's 11-state electricity transmission and distribution grid. The company is based in Columbus, Ohio.

    American Electric Power's quarterly earnings conference call with financial analysts will be broadcast live over the Internet at 9:30 a.m. EDT today. Audio will be available at http://www.firstcallevents.com/service/ajwz384686832gf12.html or http://www.aep.com/go/webcasts.

    The call will be archived on http://www.aep.com for use by those unable to listen during the live webcast.

    Minimum requirements to listen to broadcast: The Windows Media Player software, free from http://www.microsoft.com/windows/windowsmedia/EN/default.asp, and at least a 28.8Kbps connection to the Internet. If you experience problems listening to the broadcast, send an e-mail to webcastsupport@tfprn.com.

    The comments set forth above include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including (1) statements concerning the Company's plans, objectives, expected performance and expenditures and (2) other statements that are other than statements of historical fact. These forward-looking statements reflect assumptions, and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from forward-looking statements are electric load and customer growth, abnormal weather conditions, availability of generating capacity, the ability to recover net regulatory assets and other stranded costs in connection with deregulation of generation, the outcome of environmental regulation and litigation, the impact of fluctuation in commodity prices and interest rates, and other risks and unforeseen events over which the Company has no control. The reader is also directed to the Company's periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company's results of operations and financial condition. Furthermore, historical results may not be indicative of the Company's future performance.

                           American Electric Power
   Financial Results for 2nd Quarter 2003 Actual vs 2nd Quarter 2002 Actual

                                             2002 Actual        2003 Actual
                                          ($ millions) EPS  ($ millions) EPS
        UTILITY OPERATIONS:
         Gross Margin:
     1     Retail Margin - Regulated
            Integrated Utilities               679               615
     2     Ohio Cos.                           463               448
     3     Texas Wires                         115               174
     4     Texas Supply / REP                  124                86
     5     FERC Municipal and Co-op Customers   60                59
     6     System Sales                        118               119
     7     Other Wholesale Transactions          8                (2)
     8     Transmission Revenue - 3rd Party    114               116
     9     Other Operating Revenue              75                86
     10         Total Gross Margin           1,756             1,701

     11    Operations & Maintenance           (754)             (734)
     12    Depreciation & Amortization        (320)             (313)
     13    Taxes Other than FIT               (174)             (162)
     14    Capital Cost and Other             (140)             (157)
     15    Federal Income Taxes               (131)             (110)
     16         Net Earnings Utility
                 Operations                    237    0.73       225     0.57

        INVESTMENTS:
     17    AEPES, inclds Gas HoldCo
           (HPL & LIG)                         (32)              (24)
     18    MEMCO                                 2                 1
     19    AEP Coal                             (1)               (1)
     20    UK Generation, inclds European
            and Nordic Trading                 (12)                3
     21    IPPs and Wind Farms                  (4)               (2)
     22    AEP Resources - Other               (20)              (11)
     23    SEEBOARD   (Sale closed 7/29/2002)   25                --
     24    CitiPower   (Sale closed 8/30/2002)   0                --
     25    AEP Communications                   (9)               (4)
     26    CSW International                    (1)                0
     27    Other                                 5                (9)
     28         Total Investments              (47)  (0.14)   (47)      (0.12)

     29    Parent Company                       (8)  (0.03)    (3)      (0.01)

     30         ON-GOING EARNINGS              182    0.56    175        0.44


    Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

                             American Electric Power

   Financial Results for 2nd Quarter 2003 Actual vs 2nd Quarter 2002 Actual

                                               2002 Actual       2003 Actual
                                          ($ millions)  EPS  ($ millions)  EPS

    On-going Earnings                         181.6    0.56      174.9    0.44
    Special Items:
       Gain on Disposition of Nordic                               0.4      --
       Impairment of Investment - SEEBOARD    (22.0)  (0.07)
       Impairment of Investment - CitiPower   (97.7)  (0.30)
    Total Special Items                      (119.7)  (0.37)       0.4      --
    Reported Earnings                          61.9    0.19      175.3    0.44

                           American Electric Power
                        Summary of Selected Sales Data
                     For Domestic and Trading Operations
                (Data based on preliminary, unaudited results)

                                                    3 Months Ended June 30,
                                                  2002**     2003**   Change

    ENERGY SUMMARY
    Retail - Domestic Electric (in millions of kWh):
       Residential                                9,394      8,694     -7.5%
       Commercial                                 8,785      8,850      0.7%
       Industrial                                13,734     13,076     -4.8%
       Miscellaneous                                543        734     35.2%
       Total Domestic Retail                     32,456     31,354     -3.4%

    Wholesale - Domestic Electric
     (in millions of kWh):                       16,331     20,450     25.2%

    WEATHER SUMMARY (in degree days):
    Actual - Heating                                374        340     -9.1%
           - Cooling                                441        304    -31.1%
    Normal - Heating                                           361     -5.8%*
           - Cooling                                           365    -16.7%*

     * 2003 Actual vs. Normal

    ** Excludes energy transported on behalf of non-affiliated REP's in Texas;
       energy sold to affiliated REP's in Texas is included in wholesale sales.



                           American Electric Power
      Financial Results for June 2003 YTD Actual vs June 2002 YTD Actual

                                            2002 Actual       2003 Actual
                                         ($ millions)  EPS  ($ millions)  EPS
        UTILITY OPERATIONS:
         Gross Margin:
     1    Retail Margin - Regulated
           Integrated Utilities              1,354             1,293
     2    Ohio Cos.                            923               928
     3    Texas Wires                          215               331
     4    Texas Supply / REP                   257               174
     5    FERC Municipal and Co-op Customers   117               128
     6    System Sales                         143               244
     7    Other Wholesale Transactions          64                (5)
     8    Transmission Revenue - 3rd Party     195               229
     9    Other Operating Revenue              148               169
     10       Total Gross Margin             3,416             3,491

     11   Operations & Maintenance          (1,428)           (1,404)
     12   Depreciation & Amortization         (623)             (607)
     13   Taxes Other than FIT                (369)             (363)
     14   Capital Cost and Other              (287)             (320)
     15   Federal Income Taxes                (244)             (263)
     16       Net Earnings Utility
                Operations                     465     1.44      534     1.42

        INVESTMENTS:
     17   AEPES, inclds Gas HoldCo
           (HPL & LIG)                         (80)              (39)
     18   MEMCO                                  5                 2
     19   AEP Coal                              (3)               (3)
     20   UK Generation, inclds European
           and Nordic Trading                   11               (37)
     21   IPPs and Wind Farms                   (5)               (9)
     22   AEP Resources - Other                (30)              (18)
     23   SEEBOARD  (Sale closed 7/29/2002)     58                --
     24   CitiPower  (Sale closed 8/30/2002)   (11)               --
     25   AEP Communications                   (19)               (4)
     26   CSW International                     (4)               (3)
     27   Other                                  0               (12)
     28        Total Investments               (78)   (0.24)    (123)   (0.32)

     29   Parent Company                       (16)   (0.05)     (18)   (0.05)

     30        ON-GOING EARNINGS               371     1.15      393     1.05

    Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.


                           American Electric Power
      Financial Results for June 2003 YTD Actual vs June 2002 YTD Actual

                                              2002 Actual       2003 Actual
                                         ($ millions)  EPS ($ millions)  EPS

    On-going Earnings                        371.0     1.15    393.1     1.05

    Special Items:
       SFAS 143 Asset Retirement Obligation                    241.8     0.64
       Net Proceeds from Sale of Mutual
        Energy (back office operations)                         25.6     0.07
       Adjustment to South Coast Impairment                      6.0     0.02
       Adjustment to sale of water
        heater rental program                                   (2.5)   (0.01)
       Cessation of EITF 98-10
        re: MTM accounting                                     (49.0)   (0.13)
       Gain on Disposition of Nordic                             0.4       --
       SFAS 142 Goodwill Transition
        Impairment - SEEBOARD               (323.0)   (1.00)
       SFAS 142 Goodwill Transition
        Impairment - CitiPower               (27.3)   (0.09)
       SFAS 142 Goodwill Impairment -
        AEP Gas Power GP, LLC                 (8.0)   (0.02)
       Impairment of Investment - SEEBOARD   (22.0)   (0.07)
       Impairment of Investment - CitiPower  (97.7)   (0.30)

    Total Special Items                     (478.0)   (1.48)   222.3     0.59

    Reported Earnings                       (107.0)   (0.33)   615.4     1.64


                           American Electric Power
                        Summary of Selected Sales Data
                     For Domestic and Trading Operations
                (Data based on preliminary, unaudited results)

                                                  6 Months Ended June 30,
                                              2002**      2003**     Change
    ENERGY SUMMARY
    Retail - Domestic Electric
     (in millions of kWh):
       Residential                            22,376      22,207      -0.8%
       Commercial                             17,679      17,741       0.4%
       Industrial                             27,133      25,688      -5.3%
       Miscellaneous                           1,168       1,429      22.3%
       Total Domestic Retail                  68,356      67,065      -1.9%

    Wholesale - Domestic Electric
     (in millions of kWh):                    29,403      36,716      24.9%

    WEATHER SUMMARY (in degree days):
    Actual - Heating                           2,117       2,431      14.8%
           - Cooling                             453         309     -31.8%
    Normal - Heating                                       2,338       4.0% *
           - Cooling                                         377     -18.0% *

     * 2003 Actual vs. Normal

    ** Excludes energy transported on behalf of non-affiliated REP's in Texas;
       energy sold to affiliated REP's in Texas are included in wholesale sales.

SOURCE  American Electric Power
    /CONTACT: Media - Melissa McHenry, Manager, Corporate Media Relations, +1-614-716-1120, or Analysts - Bette Jo Rozsa, Managing Director, Investor Relations, +1-614-716-2840, both of American Electric Power/
    /Company News On-Call: http://www.prnewswire.com/comp/042050.html / /Web site: http://www.aep.com /
    (AEP)

CO:  American Electric Power
ST:  Ohio, Texas
IN:  OIL UTI
SU:  ERN CCA